     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1998.

                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                               FORE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
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
                          DELAWARE                                                    25-1628117
(State or Other Jurisdiction of Incorporation or Organization)            (I.R.S. Employer Identification No.)

                       1000 FORE DRIVE
                  WARRENDALE, PENNSYLVANIA                                            15086-7502
          (Address of Principal Executive Offices)                                    (Zip Code)
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                  FORE SYSTEMS, INC. 1995 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                                 THOMAS J. GILL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               FORE SYSTEMS, INC.
                                 1000 FORE DRIVE
                       WARRENDALE, PENNSYLVANIA 15086-7502
                     (Name and Address of Agent for Service)

                                 (724) 742-4444
          (Telephone Number, Including Area Code, of Agent for Service)

                               -------------------

                         COPY OF ALL COMMUNICATIONS TO:

                             CHRISTOPHER H. GEBHARDT
       CORPORATE COUNSEL, SENIOR DIRECTOR OF LEGAL AFFAIRS AND SECRETARY
                               FORE SYSTEMS, INC.
                                 1000 FORE DRIVE
                       WARRENDALE, PENNSYLVANIA 15086-7502
                                 (724) 742-7658

                               -------------------

                         CALCULATION OF REGISTRATION FEE
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
====================================================================================================================================
                                                AMOUNT           PROPOSED MAXIMUM         PROPOSED MAXIMUM
                                                 TO BE            OFFERING PRICE         AGGREGATE OFFERING          AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED        REGISTERED           PER SHARE (1)             PRICE (1)         REGISTRATION FEE (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
1995 Stock Incentive Plan                   968,986 shares               $14.75                $14,292,544            $4,217
====================================================================================================================================
 (1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sale prices of the registrant's Common Stock reported on the Nasdaq National Market on March 5, 1998.

====================================================================================================================================
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



This Registration Statement on Form S-8 (the "Registration Statement") of FORE Systems, Inc. (the "Company") relates to the registration of the issuance and sale of up to an aggregate of 968,986 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), pursuant to the Company's 1995 Stock Incentive Plan (the "Plan"). A registration statement on Form S-8 (File No. 33-99350) (the "November Registration Statement") with respect to the issuance and sale of up to an aggregate of 5,600,000 shares of Common Stock issuable under the Plan was filed with the Securities and Exchange Commission (the "Commission") on November 14, 1995 and is currently effective. A registration statement on Form S-8 (File No. 333-4052) (the "April Registration Statement") with respect to the issuance and sale of up to an aggregate of 3,383,700 shares of Common Stock issuable under the Plan was filed with the Commission on April 24, 1996 and is currently effective. The contents of the November Registration Statement and the April Registration Statement are hereby incorporated by reference into this Registration Statement.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         In addition to the documents incorporated by reference into the November Registration Statement and the April Registration Statement, the following documents filed with the Commission are incorporated by reference into this Registration Statement:

          1. The Company's Annual Report on Form 10-K, filed with the Commission for the fiscal year ended March 31, 1997 (No. 0-24156);

          2. The Company's Quarterly Report on Form 10-Q, filed with the Commission for the quarterly period ended June 30, 1997 (No. 0-24156);

          3. The Company's Quarterly Report on Form 10-Q, filed with the Commission for the quarterly period ended September 30, 1997 (No. 0-24156);

          4. The Company's Quarterly Report on Form 10-Q, filed with the Commission for the quarterly period ended December 31, 1997 (No. 0-24156);

          5. The Company's Form 8-K, filed with the Commission on April 21, 1997; and

          6. The Company's Form 8-K, filed with the Commission on May 19, 1997.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock to be issued under this Registration Statement will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. As of March 6, 1998, Marlee S. Myers, a partner of Morgan, Lewis & Bockius LLP, beneficially owned 4,000 shares of Common Stock and held options to acquire up to 40,000 shares of Common Stock.


ITEM 8.   EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

  EXHIBIT NO.                                                 DESCRIPTION
-----------------     --------------------------------------------------------------------------------------------

      4.1             Amended and Restated  Certificate  of  Incorporation  of FORE Systems,  Inc. (as amended by
                      Certificate of Amendment  dated May 6, 1996)  (incorporated  by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996).

      4.2             Second  Amended and Restated  By-Laws of FORE  Systems,  Inc. (as amended  through March 5,
                      1997)  (incorporated  by reference to Exhibit 3.2 to the  Company's  Annual  Report on Form
                      10-K for the fiscal year ended March 31, 1997).

      4.3             FORE Systems,  Inc. 1995 Stock Incentive Plan  (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File No. 33-99350)).

      5.1             Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

      23.1            Consent of Price Waterhouse LLP, independent accountants.

      23.2            Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1).

      24.1            Power of Attorney (set forth on the signature page of this Registration Statement).

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                                      II-2


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Warrendale, Commonwealth of Pennsylvania, on this 6th day of March, 1998.

                                           FORE Systems, Inc.



                                           By: /s/ THOMAS J. GILL
                                              ----------------------------------
                                           Thomas J. Gill
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of FORE Systems, Inc. hereby constitutes and appoints Eric C. Cooper and Thomas J. Gill, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments and other related documents, and to file the same with the Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

             Signature                                Capacity                                      Date

/s/ ERIC C. COOPER                       Chairman of the Board and a Director                    March 6, 1998
--------------------------------
Eric C. Cooper

/s/ THOMAS J. GILL                       President and Chief Executive Officer                   March 6, 1998
--------------------------------         (Principal Executive Officer) and a Director
Thomas J. Gill

/s/ GARY J. BRUNNER                      Vice President, Controller and Treasurer                March 6, 1998
--------------------------------         (Principal Accounting Officer)
Gary J. Brunner

/s/ ONAT MENZILCIOGLU                    Director                                                March 6, 1998
--------------------------------
Onat Menzilcioglu

/s/ ROBERT D. SANSOM                     Director                                                March 6, 1998
--------------------------------
Robert D. Sansom

/s/ JOHN C. BAKER                        Director                                                March 6, 1998
--------------------------------
John C. Baker

                                         Director                                                March 6, 1998
--------------------------------
Daniel W. McGlaughlin
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




                                  EXHIBIT INDEX


  EXHIBIT NO.                                                 DESCRIPTION
-----------------     --------------------------------------------------------------------------------------------

      4.1             Amended and Restated  Certificate  of  Incorporation  of FORE Systems,  Inc. (as amended by
                      Certificate of Amendment  dated May 6, 1996)  (incorporated  by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996).

      4.2             Second  Amended and Restated  By-Laws of FORE  Systems,  Inc. (as amended  through March 5,
                      1997)  (incorporated  by reference to Exhibit 3.2 to the  Company's  Annual  Report on Form
                      10-K for the fiscal year ended March 31, 1997).

      4.3             FORE Systems,  Inc. 1995 Stock Incentive Plan  (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File No. 33-99350)).

      5.1             Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

      23.1            Consent of Price Waterhouse LLP, independent accountants.

      23.2            Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1).

      24.1            Power of Attorney (set forth on the signature page of this Registration Statement).

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